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                             GSC HOLDINGS CORP. and
                                 GAMESTOP, INC.,
                               as the Issuers, and


                     The Subsidiary Guarantors party hereto,
                          as the Subsidiary Guarantors


                       SENIOR FLOATING RATE NOTES DUE 2011
                            8% SENIOR NOTES DUE 2012


                         ______________________________


                                    INDENTURE


                         Dated as of September 28, 2005


                         ______________________________


                                 CITIBANK, N.A.,
                                   as Trustee


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
                              CROSS-REFERENCE TABLE

                                                                     Indenture
TIA Section Reference                                                 Section
--------------------------------------------------------------------------------
310(a)(1)............................................................7.10
    (a)(2)...........................................................7.10
    (a)(3)...........................................................N.A.
    (a)(4)...........................................................N.A.
    (a)(5)...........................................................7.10
    (b)..............................................................7.08, 7.10
    (c)..............................................................N.A.
311(a)...............................................................7.11
    (b)..............................................................7.11
    (c)..............................................................N.A.
312(a)...............................................................2.05
312(b)...............................................................12.03
312(c)...............................................................12.03
313(a)...............................................................7.06
    (b)(1)...........................................................N.A.
    (b)(2)...........................................................7.06, 7.07
    (c)..............................................................7.06, 12.02
    (d)..............................................................7.06
314(a)...............................................................4.03, 4.04
    (b)..............................................................N.A.
    (c)(3)...........................................................N.A.
    (d)..............................................................N.A.
314(e)...............................................................12.05
315(a)...............................................................7.01
    (b)..............................................................7.05
    (c)..............................................................7.01
    (d)..............................................................7.01
    (e)..............................................................6.11
316(a) (last sentence)...............................................2.09
    (a)(1)(A)........................................................6.05
    (a)(1)(B)........................................................6.04
    (a)(2)...........................................................N.A.
    (b)..............................................................6.07
317(a)(1)............................................................6.08
    (a)(2)...........................................................6.09
    (b)..............................................................2.04

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.....................................................1
Section 1.02.  Other Definitions..............................................30
Section 1.03.  Incorporation by Reference of Trust Indenture Act..............31
Section 1.04.  Rules of Construction..........................................32

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01.  Form and Dating................................................33
Section 2.02.  Execution and Authentication...................................34
Section 2.03.  Registrar and Paying Agent.....................................34
Section 2.04.  Paying Agent to Hold Money in Trust............................35
Section 2.05.  Holder Lists...................................................36
Section 2.06.  Transfer and Exchange..........................................36
Section 2.07.  Replacement Notes..............................................43
Section 2.08.  Outstanding Notes..............................................44
Section 2.09.  Treasury Notes.................................................44
Section 2.10.  Temporary Notes................................................44
Section 2.11.  Cancellation...................................................45
Section 2.12.  Payment of Interest; Defaulted Interest........................45
Section 2.13.  CUSIP Numbers..................................................45
Section 2.14.  Additional Interest............................................46
Section 2.15.  Issuance of Additional Notes...................................46

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.............................................47
Section 3.02.  Selection of Notes to Be Redeemed..............................47
Section 3.03.  Notice of Redemption...........................................47
Section 3.04.  Effect of Notice of Redemption.................................48
Section 3.05.  Deposit of Redemption Price....................................48
Section 3.06.  Notes Redeemed in Part.........................................49
Section 3.07.  Optional Redemption............................................49
Section 3.08.  Mandatory Redemption...........................................51
Section 3.09.  Offer To Purchase by Application of Excess Proceeds............51

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01.  Payment of Notes...............................................53
Section 4.02.  Maintenance of Office or Agency................................54
Section 4.03.  Reports........................................................54
Section 4.04.  Compliance Certificate.........................................55
Section 4.05.  Taxes..........................................................56
Section 4.06.  Stay, Extension and Usury Laws.................................56
Section 4.07.  Corporate Existence............................................56
Section 4.08.  [Intentionally omitted]........................................57
Section 4.09.  Limitation on Debt.............................................57
Section 4.10.  Limitation on Restricted Payments..............................61
Section 4.11.  Limitation on Liens............................................64
Section 4.12.  Limitation on Asset Sales......................................67
Section 4.13.  Limitation on Payment Restrictions Affecting Restricted
                 Subsidiaries.................................................69
Section 4.14.  Limitation on Transactions with Affiliates.....................71
Section 4.15.  Designation of Restricted and Unrestricted Subsidiaries........73
Section 4.16.  Limitation on Sale and Leaseback Transactions..................75
Section 4.17.  Guarantees by Domestic Restricted Subsidiaries.................75
Section 4.18.  Repurchase at the Option of Holders Upon a Change of
                 Control......................................................76
Section 4.19.  Covenant Suspension............................................78

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.  Merger, Consolidation and Sale of Property.....................79
Section 5.02.  Successor Corporation Substituted..............................81

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default..............................................82
Section 6.02.  Acceleration...................................................84
Section 6.03.  Other Remedies.................................................85
Section 6.04.  Waiver of Past Defaults........................................85
Section 6.05.  Control by Majority............................................86
Section 6.06.  Limitation on Suits............................................86
Section 6.07.  Rights of Holders to Receive Payment...........................86
Section 6.08.  Collection Suit by Trustee.....................................86
Section 6.09.  Trustee May File Proofs of Claim...............................87
Section 6.10.  Priorities.....................................................87
Section 6.11.  Undertaking for Costs..........................................88

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01.  Duties of Trustee..............................................88
Section 7.02.  Rights of Trustee..............................................89
Section 7.03.  Individual Rights of Trustee...................................91
Section 7.04.  Trustee's Disclaimer...........................................91
Section 7.05.  Notice of Defaults.............................................92
Section 7.06.  Reports by Trustee to Holders..................................92
Section 7.07.  Compensation and Indemnity.....................................92
Section 7.08.  Replacement of Trustee.........................................93
Section 7.09.  Successor Trustee by Merger, etc...............................94
Section 7.10.  Eligibility; Disqualification..................................94
Section 7.11.  Preferential Collection of Claims Against Issuers..............95
Section 7.12.  Merger, Escrow Agreement, Pledge and Assignment
                 Agreement, and Special Redemption............................95

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.......95
Section 8.02.  Legal Defeasance and Discharge.................................96
Section 8.03.  Covenant Defeasance............................................96
Section 8.04.  Conditions to Legal or Covenant Defeasance.....................97
Section 8.05.  Deposited Cash and U.S. Government Obligations to be
                 Held in Trust; Other Miscellaneous Provisions................98
Section 8.06.  Repayment to Issuers...........................................99
Section 8.07.  Reinstatement..................................................99

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes...........................100
Section 9.02.  With Consent of Holders of Notes..............................101
Section 9.03.  Compliance with Trust Indenture Act...........................103
Section 9.04.  Revocation and Effect of Consents.............................103
Section 9.05.  Notation on or Exchange of Notes..............................103
Section 9.06.  Trustee to Sign Amendments, etc...............................103

                                   ARTICLE 10.

                           SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge....................................104
Section 10.02. Deposited Cash and U.S. Government Obligations to be
                 Held in Trust; Other Miscellaneous Provisions...............105
Section 10.03. Repayment to Issuers..........................................105

                                   ARTICLE 11.

                              SUBSIDIARY GUARANTEES

Section 11.01. Subsidiary Guarantee..........................................106
Section 11.02. Limitation on Subsidiary Guarantor Liability..................107
Section 11.03. Execution and Delivery of Subsidiary Guarantee................107
Section 11.04. Releases......................................................108

                                   ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls..................................108
Section 12.02. Notices.......................................................108
Section 12.03. Communication by Holders of Notes with Other Holders of Notes....................................................110
Section 12.04. Certificate and Opinion as to Conditions Precedent............110
Section 12.05. Statements Required in Certificate or Opinion.................110
Section 12.06. Rules by Trustee and Agents...................................111
Section 12.07. No Personal Liability of Directors, Officers, Employees
                 and Stockholders............................................111
Section 12.08. Governing Law.................................................111
Section 12.09. No Adverse Interpretation of Other Agreements.................111
Section 12.10. Successors....................................................111
Section 12.11. Severability..................................................112
Section 12.12. Consent to Jurisdiction and Service of Process................112
Section 12.13. Counterpart Originals.........................................112
Section 12.14. Table of Contents, Headings, etc..............................112


Exhibit A-1 - FORM OF SENIOR NOTE
Exhibit A-2 - FORM OF SENIOR FLOATING RATE NOTE
Exhibit B - FORM OF CERTIFICATE OF TRANSFER
Exhibit C - FORM OF CERTIFICATE OF EXCHANGE
Exhibit D - FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR
Exhibit E - FORM OF NOTATION OF SUBSIDIARY GUARANTEE

     This INDENTURE, dated as of September 28, 2005, is by and between GSC HOLDINGS CORP., a Delaware corporation (the "Company"), GAMESTOP, INC. ("GameStop" and, together with the Company, the "Issuers"), the Subsidiary Guarantors party hereto (the "Subsidiary Guarantors") and CITIBANK N.A., a national banking corporation, as trustee (the "Trustee").

     The Issuers, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Floating Rate Notes due 2011 and the 8% Senior Notes due 2012:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires,

     "144A Global Notes" means the Global Notes in the form of Exhibits A-1 and A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Debt Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Assets" means:

     (a) any Property (other than cash, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary and used or useful in a Permitted Business;

     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; or

     (c) Capital Stock of a Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Permitted Business.

     "Additional Interest" means the Liquidated Damages payable pursuant to
Section 8 of the Registration Rights Agreement.

     "Additional Notes" means any Notes (other than Initial Notes and Exchange Notes) issued under this Indenture pursuant to Sections 2.02 and 2.15 hereof and in compliance with Section 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

     "Affiliate" of any specified Person means:

     (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

     (b) any other Person who is a director or officer of:

          (1) such specified Person,

          (2) any Subsidiary of such specified Person, or

          (3) any Person described in clause (a) above.

     For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "Applicable Premium" means, with respect to the Senior Floating Rate Notes at any Make-Whole Redemption Date, the greater of:

     (1) 1.00% of the principal amount of such Senior Floating Rate Notes; and

     (2) the excess of:

          (A) the present value at such time of (i) the redemption price of such Senior Floating Rate Notes at October 1, 2007 set forth above plus (ii) all accrued and unpaid interest required to be paid on such Senior Floating Rate Notes from the date of redemption through October 1, 2007, assuming that LIBOR (as determined in accordance with the definition of Applicable Rate) in effect on the date of the redemption notice would be LIBOR in effect through October 1, 2007 computed using a discount rate equal to LIBOR as of such redemption date plus 0.75% per annum, over

          (B) the principal amount of such Senior Floating Rate Notes.

     "Applicable Premium" means, with respect to the Senior Notes at any Make-Whole Redemption Date, the greater of:

     (1) 1.00% of the principal amount of such Senior Notes; and

     (2) the excess of:

          (A) the present value at such time of (i) the redemption price of such Senior Notes at October 1, 2009 set forth above plus (ii) all accrued and unpaid interest required to be paid on such Senior Notes from the date of redemption through October 1, 2009 computed using a discount rate equal to the Treasury Rate plus 0.75% per annum, over

          (B) the principal amount of such Senior Notes.

     "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary or any Participant that apply to such transfer, redemption or exchange.

     "Applicable Rate" means, for each quarterly period during which any Senior Floating Rate Note is outstanding subsequent to the initial quarterly period,
387.5 basis points over the rate determined by the Issuers (notice of such rate to be sent to the Trustee by the Issuers on the date of determination thereof) equal to the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such quarterly period; provided that, if no such LIBOR rate is available to the Issuers, the Applicable Rate for the relevant quarterly period shall instead be the rate at which Citigroup Global Markets Inc. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such quarterly period, in amounts equal to $1.0 million. Notwithstanding the foregoing, the Applicable Rate for the initial quarterly period shall be 7.845%.

     "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

     (b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

     (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

     (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10 hereof;

     (3) any disposition effected in compliance with Section 5.01(a) hereof;

     (4) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

     (5) any sale of assets received by the Company or any of its Restricted Subsidiaries upon foreclosure on a Lien;

     (6) any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds of less than $10 million; and

     (7) the creation of any Permitted Lien.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from such initial term date to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the lesser of: (1) the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges and (2) in the case of any lease which is terminable by the lessee upon the payment of a penalty, the net amount calculated pursuant to (1)
but adjusted to also include the amount of such penalty and to exclude any rent which would otherwise be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing

     (a) the sum of the product of (i) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (ii) the amount of such payment by

     (b) the sum of all such payments.

     "Bank Obligations" means, without duplication, the Obligations of the Company under the Senior Credit Facility and Hedging Obligations in respect of the Senior Credit Facility.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar U.S. federal or state law.

     "Board of Directors" means the board of directors of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Borrowing Base" means, as of any date, an amount equal to:

     (a) 80% of the aggregate book value of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more that 90 days past due; plus

     (b) 69% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

     "Business Day" means each day that is not a Saturday, Sunday or a day on which commercial banks are authorized or required by law to close in New York City.

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obliga-tions determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock), including upon the exercise of warrants, options or other rights, or warrants, options or other rights to purchase its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Change of Control" means the occurrence of any of the following events:

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all Voting Stock of the Company;

     (2) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors;

     (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);

     (4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Capital Stock of the Company is converted into or exchanged for cash, securities or other Property, other than any such transaction where the Capital Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged from Capital Stock (other than Disqualified Stock) of the surviving or transferee Person representing at least a majority of the voting power of all Capital Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

     (5) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Mergers and related transactions contemplated by the Merger Agreement shall not be deemed to constitute a Change of Control.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Co-Issuer" means GameStop, Inc.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

     (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date to

     (b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

          (1) if

               (A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt;

          Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated on a pro forma basis as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

          (2) if

               (A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition which constitutes all or substantially all of an operating unit of a business; or

               (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition which constitutes all or substantially all of an operating unit of a business;

          then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

     For the purpose of this definition, whenever pro forma effect is to be given to any sale, purchase or other transaction, or the amount of income or earnings relating thereto and the amount of the Consolidated Interest Expense associated with any Debt Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such sale, purchase or other transaction) shall be as determined in good faith by the chief financial officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and, to the extent Incurred by the Company or its Restricted Subsidiaries,

     (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

     (b) amortization of debt discount and debt issuance cost, including commitment fees;

     (c) capitalized interest;

     (d) non-cash interest expense;

     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (f) net costs associated with Hedging Obligations (including amortization of fees);

     (g) Disqualified Stock Dividends;

     (h) Preferred Stock Dividends; and

     (i) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

          (1) subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

          (2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

          (1) subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

          (2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     provided, that for the purpose of calculating Consolidated Net Income as a component of EBITDA, the exclusion from Consolidated Net Income set forth in this clause (b) with respect to a Foreign Restricted Subsidiary shall be disregarded;

     (c) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

     (d) any extraordinary gain or loss;

     (e) the cumulative effect of a change in accounting principles; and

     (f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of Section 4.10 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(iii)(D) thereof.

     "Consolidated Net Tangible Assets" of a Person and its Subsidiaries means the sum of the Tangible Assets of such Person and its Subsidiaries after deducting all current liabilities and eliminating intercompany items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Subsidiaries after deducting all current liabilities of such Subsidiaries as determined in accordance with GAAP. "Continuing Director" means, during any period of two consecutive years after the Issue Date, any Person who:

     (i) at the beginning of any two-year period was a member of the Board of Directors on the Issue Date; or

     (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the directors then still in office who were either members of the Board of Directors at the beginning of such period or whose nomination for election was previously so approved, including new members of the Board of Directors designated in or provided for in an agreement approved by at least a majority of such members.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.

     "Credit Facilities" means with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other lenders, bondholders or other investors (including the Senior Credit Facility) or indentures, in each case, providing for revolving credit loans, term loans, notes, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof.

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, syn-thetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Debt" means, with respect to any Person on any date of determination (without duplication):

     (a) the principal of and premium (if any) in respect of:

          (1) debt of such Person for money borrowed, and

          (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (b) all Capital Lease Obligations of such Person and the Attributable Value relating to the Sale and Leaseback Transactions entered into by such Person;

     (c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (measured, in each case, at the greater of its voluntary or involuntary maximum fixed repurchase price or liquidation value but excluding, in each case, any accrued dividends);

     (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

     (1) zero if such Hedging Obligation has been Incurred pursuant to clause
(v) or (vi) of Section 4.09(b) hereof; or

     (2) the amount of such Hedging Obligation as determined in accordance with GAAP if not Incurred pursuant to such clauses.

     Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with the Incurrence of such Debt under Section 4.09 hereof, the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the period for the most recent audited financial statements.

     For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Disqualified Stock; provided, however, that if such Disqualified Stock is not then permitted in accordance with the terms of such Disqualified Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibits A-1 and A-2 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

     (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Notes.

     "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary that is not a Foreign Restricted Subsidiary.

     "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

     "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

     (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

          (1) the provision for taxes based on income or profits or utilized in computing net loss;

          (2) Consolidated Interest Expense;

          (3) depreciation;

          (4) amortization of intangibles; and

          (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus

     (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Equity Offering" means an offering of Capital Stock of the Company in a public offering registered under the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means Notes issued in the Registered Exchange Offer pursuant to Section 2.06(c) hereof as evidence of the same continuing Debt of the Company under, and in exchange for, any Notes.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, if such Property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction, delivered to the Trustee.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of a jurisdiction other than the United States of America, any state thereof or any territory or possession of the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America, which are in effect on the Issue Date.

     "Global Note Legend" means the legend set forth in Section 2.06(d)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means the global Notes in the form of Exhibits A-1 and A-2 hereto issued in accordance with Article 2 hereof.

     "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person, or

     (b) entered into for the primary purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1) endorsements for collection or deposit in the ordinary course of business, or

          (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means any Person Guaranteeing any obligation.

     "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

     "Holder" means a Person in whose name a Note is registered.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing);

provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09 hereof, amortization of debt discount shall not be deemed to be the Incurrence of Debt; provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

     "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

     "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means $950,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of the Senior Note or the Senior Floating Rate Note, as applicable.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect loan (other than advances and extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.15 hereof and the definitions of "Restricted Payment" and

"Unrestricted Subsidiary," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of an amount (if positive) equal to:

     (a) the Company's "Investment" in such Subsidiary at the time of such redesignation; less

     (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Investment Grade Rating" means a rating of both Baa3 or higher (or the equivalent) by Moody's and BBB- or higher (or the equivalent) by S&P.

     "Investment Grade Status" shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies.

     "Issue Date" means the date on which the Initial Notes are initially issued.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with the Registered Exchange Offer.

     "Mergers" means the mergers to effectuate the business combination between Electronics Boutique Holdings Corp. and GameStop Corp. pursuant to the Merger Agreement, as described in the offering memorandum relating to the offering of the Notes.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of April 17, 2005, by and among GameStop Corp., GameStop, Inc., GSC Holdings Corp., Eagle Subsidiary LLC, Cowboy Subsidiary LLC and Electronics Boutique Holdings Corp.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the portion of any such deferred payment constituting interest and any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

     (a) all legal, title, accounting and recording tax expenses, transfer taxes, commissions and other fees and expenses Incurred (including, without limitation, brokerage commissions and accounting, legal and investment banking expenses, fees and sales commissions), and all U.S. federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

     (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

     (e) payments of unassumed liabilities (not constituting Debt) relating to the Property sold at the time of, or within 30 days after, the date of such sale.

     "Notes" means, collectively, the Senior Floating Rate Notes and the Senior Notes issued under this Indenture, the Exchange Notes and any Additional Notes issued under this Indenture.

     "Note Custodian" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.03 hereof as custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or Incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

     "Officer" means the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer or the Secretary of either Issuer or any officer of either Issuer performing similar functions.

     "Officer's Certificate" means a certificate signed by an Officer and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

     "Payment Default" means, with respect to any Debt, a failure to pay the principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.

     "Permitted Business" means the businesses of the type conducted by the Company and its Subsidiaries upon consummation of the Mergers and businesses reasonably related or complementary thereto.

     "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

     (a) the Company or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

     (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Permitted Business;

     (c) cash and Temporary Cash Investments;

     (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (e) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (f) stock, obligations or other securities received in settlement or good faith compromises of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

     (g) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12 hereof;

     (h) prepaid expenses, negotiable instruments held for collection, lease, utility, workers' compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

     (i) any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock);

     (j) Interest Rate Agreements and Currency Exchange Protection Agreements, in each case to the extent such obligations Incurred thereunder may be Incurred pursuant to clause (b) of Section 4.09 hereof;

     (k) in securities of any trade creditor or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer;

     (l) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (m) consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business and otherwise in accordance with this Indenture;

     (n) existence on the Issue Date; and

     (o) other Investments made for Fair Market Value that do not exceed $25 million in the aggregate outstanding at any one time.

     "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as

     (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

          (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

          (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

     (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

     (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

     (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

     (1) Debt of a Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor that Refinances Debt of the Company, the Co-Issuer or a Subsidiary Guarantor; or

     (2) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

     "Private Placement Legend" means the legend set forth in Section 2.06(d)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

     "Purchase Money Debt" means Debt:

     (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

     (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Rating Agencies" mean Moody's and S&P.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, among the Issuers, the Subsidiary Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Notes" means the Global Notes in the forms of Exhibits A-1 and A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

     "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

     "Responsible Officer," shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

     "Restricted Global Notes" means the 144A Global Notes and the Regulation S Global Notes.

     "Restricted Payment" means:

     (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

     (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

     (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

     (d) any Investment (other than Permitted Investments) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated under the Securities Act.

     "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Facility" means the Debt represented by the Credit Agreement, to be entered into on or about the closing date for the proposed mergers among (i) the Company and certain of the Company's Subsidiaries, as Borrowers, (ii) Bank of America, N.A., as Administrative Agent and Collateral Agent, (iii) Bank of America, N.A. and Citicorp North America, Inc., as Issuing Banks, (iv) Citicorp North America, Inc. as Syndication Agent, (v) Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Documentation Agent, (vi) Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Joint Lead Arrangers and Joint Lead Bookrunners and
(vii) the lenders named therein, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, or refinancing (including increasing the amount of borrowings or other Debt outstanding or available to be borrowed thereunder), all or any portion of the Debt under such agreement, and any successor or replacement agreement or agreements with the same or any other agent, creditor, lender or group of creditors or lenders.

     "Senior Floating Rate Notes" means the $300.0 million, floating rate unsecured senior notes issued under this Indenture.

     "Senior Notes" means the $650.0 million, 8% unsecured senior notes issued under this Indenture.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

     "Special Mandatory Redemption" has the meaning set forth in paragraph 8 of the Notes. "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Debt of the Company, the Co-Issuer or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

     (a) such Person;

     (b) such Person and one or more Subsidiaries of such Person; or

     (c) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means any Guarantee of the Notes by any Subsidiary Guarantor.

     "Subsidiary Guarantor" means each Restricted Subsidiary of the Company, other than GameStop, Inc., that executes this Indenture as a guarantor on the Issue Date and each other domestic wholly-owned Subsidiary of the Company that thereafter provides a Subsidiary Guarantee of the Notes pursuant to the terms of this Indenture, in each case until such Subsidiary Guarantor is released from its obligations under its Subsidiary Guarantee pursuant to the terms of this Indenture.

     "Surviving Person" means the surviving Person in a merger or formed by a consolidation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the Property of the Company, the Co-Issuer or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

     "Tangible Assets" of any Person means, at any date, the gross value as shown by the accounting books and records of such Person of all its Property, both real and personal, less the net book value of (i) all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles,
(ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other Property reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

     "Temporary Cash Investments" means:

     (a) Investments in U.S. Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

     (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or any state or the District of Columbia or any U.S. branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of $250.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act));

     (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

          (1) a bank meeting the qualifications described in clause (b) above, or

          (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

     (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of any state or jurisdiction of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to

S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act));

     (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

          (1) the long-term debt of such state, province or country is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

          (2) such obligations mature within 180 days of the date of acquisition thereof; and

     (f) Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) closest to the period from the Make-Whole Redemption Date to October 1, 2009; provided, however, that if the period from the Make-Whole Redemption Date to October 1, 2009 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that, if the period from the Make-Whole Redemption Date to October 1, 2009 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

     "Unrestricted Global Notes" means one or more Global Notes, in the form of Exhibits A-1 and A-2 attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

     "Unrestricted Subsidiary" means:

     (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

     (b) any Subsidiary of an Unrestricted Subsidiary.

     So long as the Company and its Subsidiaries are not subject to the Specified Covenants, all Unrestricted Subsidiaries shall be Restricted Subsidiaries.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02. Other Definitions.

                                                                       Defined
                Term                                                  in Section
                ----                                                  ----------
               "Acceleration Notice"..................................   6.02
               "Affiliate Transaction"................................   4.14
               "Allocable Excess Proceeds"............................   4.12
               "Asset Sale Offer".....................................   4.12
               "Authentication Order".................................   2.02
               "Change of Control Offer"..............................   4.18
               "Change of Control Payment.............................   4.18

                                                                       Defined
                Term                                                  in Section
                ----                                                  ----------
               "Change of Control Payment Date".......................   4.18
               "Change of Control Purchase Price".....................   4.18
               "Covenant Defeasance"..................................   8.03
               "Covenant Suspension Event"............................   4.19
               "Depositors"...........................................   7.12
               "DTC"..................................................   2.03
               "Escrow Agent".........................................   7.12
               "Escrow Agreement".....................................   7.12
               "Escrow Proceeds"......................................   7.12
               "Event of Default".....................................   6.01
               "Excess Proceeds"......................................   4.12
               "Legal Defeasance".....................................   8.02
               "losses"...............................................   7.07
               "Make-Whole Redemption Date" ..........................   3.07(c)
               "Offer Amount".........................................   3.09
               "Offer Period".........................................   3.09
               "Paying Agent".........................................   2.03
               "Permitted Liens"......................................   4.11
               "Pledge Agreement".....................................   7.12
               "Purchase Date"........................................   3.09
               "Registrar"............................................   2.03
               "Required Filing Dates"................................   4.03
               "Security Register"....................................   4.18
               "Specified Covenants"..................................   4.19

Section 1.03. Incorporation by Reference of Trust Indenture Act.

     (a) Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.

     (b) The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor on the indenture securities" means the Issuers and any successor obligor upon the Notes.

     (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.04. Rules of Construction.

     Unless the context otherwise requires,

     (i) a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

     (iii) "or" is not exclusive;

     (iv) words in the singular include the plural, and in the plural include the singular;

     (v) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed unless otherwise specified;

     (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (vii) "including" means "including without limitation";

     (viii) provisions apply to successive events and transactions; and

     (ix) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01. Form and Dating.

     (a) General. The Notes shall be substantially in the form of Exhibits A-1 and A-2 hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibits A-1 and A-2. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibits A-1 and A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto, as applicable). Notes issued in definitive form shall be substantially in the form of Exhibits A-1 and A-2 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto, as applicable). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or by the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Book-Entry Provisions. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the

Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

     (d) Participant and Indirect Participant Procedures Applicable. The provisions of operating procedures or terms and conditions governing use or other similar provisions with respect to a Participant shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants or Indirect Participants.

Section 2.02. Execution and Authentication.

     (a) One Officer of each Issuer shall sign the Notes for each such Issuer by manual or facsimile signature.

     (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (d) The Trustee shall, upon a written order of the Issuers signed by an Officer (an "Authentication Order"), authenticate Notes for original issue.

     (e) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers or any of their respective Subsidiaries.

     (f) The Issuers may issue Additional Notes from time to time after the offering of the Initial Notes. The issuance of Additional Notes will be subject to the provisions of Section 4.09 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03. Registrar and Paying Agent.

     (a) The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either of the Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

     (b) The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     (c) The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, and the Trustee hereby agrees so to act.

Section 2.04. Paying Agent to Hold Money in Trust.

     (a) Each Paying Agent shall, and the Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee shall serve as Paying Agent for the Notes.

     (b) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary, (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or (3) an Event of Default entitling the Holders to accelerate shall have occurred and be continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of a Registered Exchange Offer by the Issuers in accordance with Section 2.06(c) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(c) hereof.

     (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a cer-tificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

          (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of an Issuer;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this clause (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

     (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of an Issuer, and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.

     (d) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

          OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUERS OR ANY SUBSIDIARY OF AN ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM),
          (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM),
          (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUERS OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR

          OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE."

               (B) Notwithstanding the foregoing, any Global Note issued pursuant to clause (b)(iv) or (c) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

               "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

               UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, then such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (f) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order.

          (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.18 and 9.05 hereof).

          (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (iv) Neither the Registrar nor the Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

          (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          (viii) The Trustee is hereby authorized to enter into a letter of representations with the Depositary in the form provided by the Issuers and to act in accordance with such letter.

Section 2.07. Replacement Notes.

     If any mutilated Note is surrendered to the Registrar or if a Holder of a Note claims that any Note has been destroyed, lost or stolen and the Issuers receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's and the Issuers' requirements are met, including the requesting Holder satisfying the requirements of the Trustee and the Issuers within a reasonable time after such Holder has notice of such destruction, loss or theft, and the Registrar shall not register a transfer prior to receiving such notification. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note (including attorneys' fees and disbursements of replacing such Note).

     In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Issuers, in their discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

     Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes.

     (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note; however, Notes held by an Issuer or a Subsidiary of an Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

     (c) If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     (d) If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay all principal, premium, interest and Additional Interest, if any, on the Notes payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by an Issuer, or by any Affiliate of an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, holders of temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11. Cancellation.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). The Issuers may not issue new Notes to replace Notes that it has paid or redeemed or that have been delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of cancelled Notes other than pursuant to the terms of this Indenture.

Section 2.12. Payment of Interest; Defaulted Interest.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is being registered at the close of business on the Regular Record Date for such interest payment.

     If the Issuers default in a payment of interest or Additional Interest, if any, on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Numbers.

     The Issuers, in issuing the Notes, may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14. Additional Interest.

     If Additional Interest is payable by the Issuers pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Issuers shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Issuers directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Issuers have paid Additional Interest directly to the persons entitled to it, the Issuers shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 2.15. Issuance of Additional Notes.

     The Issuers shall be entitled, subject to their compliance with Section
4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions). The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

     With respect to any Additional Notes, the Issuers shall set forth in a Board Resolution of its Board of Directors and an Officer's Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

     (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

     (b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

     (c) whether such Additional Notes shall be subject to restrictions on transfer.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

     If the Issuers elect to redeem the Senior Notes or the Floating Rate Notes, or both, pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, they shall furnish to the Trustee, at least 60 days before a redemption date unless a shorter notice shall be satisfactory to the Trustee, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, if so canceled, be void and of no effect.

Section 3.02. Selection of Notes to Be Redeemed.

     If fewer than all of the Notes of either series are to be redeemed at any time and such Notes are not listed on any national securities exchange, the Trustee, in its sole discretion, shall select (or cause to be selected) the Notes to be redeemed on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. If such Notes are listed on any national securities exchange, the Trustee will select such Notes for redemption in compliance with the requirements of such exchange. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

     (a) the redemption date;

     (b) the redemption price or, if the redemption is made pursuant to Section 3.07(b), a calculation of the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Issuers default in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date;

     (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 60 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Such notice, if mailed in the manner provided by Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05. Deposit of Redemption Price.

     On or before 11:00 a.m. Eastern time on the Business day prior to any redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest and Additional Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

     (a) Senior Floating Rate Notes

          (1) Except as set forth in paragraph (a)(2) or (3) below and paragraph 8 of the Senior Floating Rate Notes, the Senior Floating Rate Notes will not be redeemable at the option of the Issuers prior to October 1, 2007. On or after that date, the Senior Floating Rate Notes will be redeemable at the option of the Issuers, in whole or in part, at any time or from time to time, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, on the Senior Floating Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of Holders of the Senior Floating Rate Notes on the relevant record date to receive interest on the relevant interest payment date:

                                                    Redemption Price
                                                    ----------------
     Year
     ----
     2007..........................................     102.000%
     2008..........................................     101.000%
     2009 and thereafter...........................     100.000%

          (2) In addition, at any time on or prior to October 1, 2007, the Issuers may at their option on any one or more occasions redeem up to 100% of the aggregate principal amount of the Senior Floating Rate Notes (including Additional Notes, if any) issued under this Indenture at a redemption price of 104% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

               (A) to the extent that less than 100% of the aggregate principal amount of Senior Floating Rate Notes is redeemed pursuant to this
          Section 3.07(a)(2), at least 65% of the aggregate principal amount of Senior Floating Rate Notes (including Additional Notes, if any) originally issued under this Indenture (excluding Senior Floating Rate Notes held by the Issuers and their Subsidiaries) shall remain outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     (b) Senior Notes

          (1) Except as set forth in paragraph (b)(2) or (3) below and paragraph 8 of the Senior Notes, the Senior Notes will not be redeemable at the Issuers' option prior to October 1, 2009. On or after such date, the Issuers may redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Senior Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of Holders of the Senior Notes on the relevant record date to receive interest on the relevant interest payment date:

                                                    Redemption Price
                                                    ----------------
     Year
     ----
     2009..........................................     104.000%
     2010..........................................     102.000%
     2011 and thereafter...........................     100.000%

          (2) In addition, at any time on or prior to October 1, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes issued under the Indenture at a redemption price of 108% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of any one or more Equity Offerings; provided that:

               (A) at least 65% of the aggregate principal amount of Senior Notes originally issued under this Indenture (excluding Senior Notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

               (B) the redemption occurs within 120 days of the closing of such Equity Offering.

     (c) At any time on or prior to October 1, 2007, with respect to the Senior Floating Rate Notes, or October 1, 2009, with respect to the Senior Notes, the Senior Floating Rate Notes or the Senior Notes, as the case may be, may be redeemed, in whole or in part at the option of the Issuers, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus the Applicable Premium then in effect, plus accrued and unpaid interest and Additional Interest, if any, to the date of the redemption (the "Make-Whole Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the holders of record on at the close of business on the relevant record dates.

Section 3.08. Mandatory Redemption.

     The Issuers shall not be required to make any sinking fund payments with respect to the Notes. Except as provided in Section 4.12 or 4.18 or paragraph 8 of the Notes, the Issuers shall not be required to make any mandatory redemption or repurchase with respect to the Notes.

Section 3.09. Offer To Purchase by Application of Excess Proceeds.

     (a) In the event that, pursuant to Section 4.12 hereof, the Issuers shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

     (b) The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to
Section 4.12 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of the Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

     (ii) the Offer Amount, the purchase price and the Purchase Date;

     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (iv) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

     (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, or the Paying Agent at the address specified in the notice prior to the expiration of the offer period;

     (vii) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Section 3.01 through Section 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. Payment of Notes.

     The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issu-ers or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. The Issuers shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, from time to time on demand at the same rate to the extent lawful.

     Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02. Maintenance of Office or Agency.

     (a) The Issuers shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

     (b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office, drop facility or agency of the Issuers in accordance with
Section 2.03.

Section 4.03. Reports.

     (a) So long as the Notes are outstanding, whether or not the Issuers are then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuers shall electronically file with the Commission, the annual reports, quarterly reports and other periodic reports that the Issuers would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Issuers were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would be required so to file such documents if the Issuers were so subject, unless, in any case, if such filings are not then permitted by the Commission.

     (b) If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuers shall, within 15 days of each Required Filing Date, transmit by mail to Holders of the Notes, as their names and addresses appear in the Security Register, without cost to such Holders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Issuers would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuers were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Issuers' cost. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

     (c) So long as any Notes remain outstanding and constitute "restricted securities" under Rule 144, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. Compliance Certificate.

     (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and their Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each of the Issuers and their Subsidiaries have, to the extent applicable, kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

     (b) The Issuers shall comply with TIA Section 314(a)(2).

     (c) The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuers is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

     The Issuers shall pay or discharge or cause to be paid or discharged, and shall cause each of their Restricted Subsidiaries to pay or discharge or cause to be paid or discharged, prior to delinquency, all material taxes, assessments, and governmental levies; provided that neither the Issuers nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06. Stay, Extension and Usury Laws.

     The Issuers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Corporate Existence.

     Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and their Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of the Issuers or any of their Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desir-able in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.08. [Intentionally omitted]

Section 4.09. Limitation on Debt.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt (including Acquired Debt), except that the Company, the Co-Issuer or a Subsidiary Guarantor may Incur Debt (including Acquired Debt) if after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, (A) the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00 and (B) no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence.

     (b) The restrictions in clause (a) of this Section 4.09 shall not apply to (each of the following, "Permitted Debt"):

          (i) (A) Debt of the Company or the Co-Issuer evidenced by the Notes and the Exchange Notes issued in exchange for the Notes and (B) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Notes and the Exchange Notes;

          (ii) Debt of the Company, the Co-Issuer or a Subsidiary Guarantor under Credit Facilities (including the Senior Credit Facility); provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (ii) and then outstanding shall not exceed the greater of (A) $400 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under any such Credit Facilities, pursuant to Section 4.12 hereof, and (B) the Borrowing Base;

          (iii) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

               (A) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

               (B) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed $50 million;

          (iv) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof; provided, further, however, that if the Company, the Co-Issuer or any Subsidiary Guarantor is the obligor on such Debt and the payee is not the Company, the Co-Issuer or a Subsidiary Guarantor, such Debt must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company or the Co-Issuer, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor;

          (v) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by this Section 4.09;

          (vi) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

          (vii) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a) of this Section 4.09;

          (viii) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date;

          (ix) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary; provided, that (A) the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Subsidiaries in connection with such disposition and (B) such Debt is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this Section 4.09(b)(ix));

          (x) the Incurrence by the Company or any of its Restricted Subsidiaries of Debt in respect of workers' compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers' acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees, or other similar obligations in the ordinary course of business or consistent with past practice;

          (xi) the Incurrence by the Company or any of its Restricted Subsidiaries of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

          (xii) Debt of the Company or any Subsidiary Guarantor (not including Debt under Section 4.09(b)(viii) above) in an aggregate principal amount outstanding at any one time not to exceed $100 million;

          (xiii) the Guarantee by the Company, the Co-Issuer or any Subsidiary Guarantor of Debt of the Company or any Restricted Subsidiary, so long as in each case such Debt was Incurred pursuant to another provision of this covenant and is otherwise permitted under this Indenture;

          (xiv) the Incurrence of Debt by Foreign Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed $50.0 million

          (xv) the Guarantee by any Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor of Debt of the Company or any Restricted Subsidiary, so long as in each case such Debt was Incurred pursuant to another provision of this Section 4.09(b) and the requirements of Section 4.17 hereof are met; and

          (xvi) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) and clauses (b)(i), (vii) and (viii) of this Section 4.09.

     (c) Notwithstanding anything to the contrary contained in this Section
4.09,

          (i) the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt that is subordinated by its terms to any other Debt of the Company or any Restricted Subsidiary unless such Debt is subordinated by its terms to the Notes to at least the same extent and for so long as it is subordinated to such other Debt;

          (ii) the Company or the Co-Issuer shall not, and shall not permit any Subsidiary Guarantor of the Notes to, Incur any Debt pursuant to this
     Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or any Subsidiary Guarantee of the Notes by such Subsidiary Guarantor to at least the same extent as such Subordinated Obligations;

          (iii) the Company shall not permit any Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor to Incur any Debt pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company, the Co-Issuer or any Subsidiary Guarantor; and

          (iv) accrual of interest, fees, expenses, charges, premiums and additional or contingent interest on Permitted Debt, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will not be deemed to be an Incurrence of Debt for purposes of this Section 4.09.

     (d) For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria for Permitted Debt under more than one of the categories of Debt described in clauses (b)(i) through (xvii) above or is entitled to be Incurred pursuant to clause (a) of this Section 4.09, the Company shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.09, provided that all outstanding Debt under the Senior Credit Facility at the Issue Date shall be deemed to have been Incurred pursuant to clause (b)(ii) of this Section 4.09.

     (e) Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section
4.09 permitting such Debt.

     (f) For purposes of determining any particular amount of Debt under this
Section 4.09, Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included.

     (g) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign denominated Debt may be Refinanced or subsequently Refinanced in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such Refinancing whether or not such amount is greater or less than the dollar-equivalent principal amount of the Debt on the date of initial Incurrence.

Section 4.10. Limitation on Restricted Payments.

     (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (i) a Default or Event of Default shall have occurred and be continuing,

          (ii) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.09 hereof, or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum (without duplication) of:

               (A) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter for which financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

               (B) 100% of Capital Stock Sale Proceeds, plus

               (C) the sum of:

                    (1) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                    (2) the aggregate amount by which Debt (other than
               Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (1) or (2),

               (x) any such Debt or Disqualified Stock issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

               (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

          plus

               (D) an amount equal to the sum of:

                    (1) the net reduction in Investments in any Person other
               than the Company or a Restricted Subsidiary resulting from dividends, Repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

                    (2) the portion (proportionate to the Company's equity
               interest in such Unrestricted Subsidiary) of the Fair Market Value of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment for purposes of clause (a)(iii) above) by the Company or any Restricted Subsidiary in such Person.

     (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may:

          (i) So long as no Default or Event of Default shall have occurred and be continuing (or result therefrom), pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with this Indenture; provided, however, that such dividends or distributions shall be included in the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary;

          (ii) purchase, repurchase, redeem, legally defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any joint venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

               (A) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded from the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary, and

               (B) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from (and shall not have been included in) the calculation of the amount of Capital Stock Sale Proceeds for purposes of clause (a)(iii)(B) above;

          (iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded from the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary;

          (iv) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.12 hereof; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary;

          (v) purchase or redeem any Subordinated Obligations or Disqualified Stock, to the extent required by the terms of such Debt or such Disqualified Stock, as applicable, following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary;

          (vi) make Restricted Payments in an amount not to exceed $50 million in the aggregate, provided, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

          (vii) repurchase, redeem, acquire or retire for value any Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or any Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.09; provided, however, that such repurchase, redemption, or other acquisition or retirement for value will be excluded from the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary;

          (viii) purchase, repurchase, redeem, acquire or retire for value any Capital Stock of the Company upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or are surrendered in connection with satisfying any federal or state income tax obligation, including, without limitation, upon a cashless exercise of such warrants, options or other rights; provided, however, that such purchase, repurchase, redemption, acquisition or retirement shall be included in the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary; and

          (ix) make cash payments in lieu of the issuance of fractional shares in connection with stock splits, reverse-stock splits or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments made by the Company or any Restricted Subsidiary.

Section 4.11. Limitation on Liens.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur or suffer to exist any Lien (other than any Permitted
Lien) on Property owned on the Issue Date or thereafter acquired to secure Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (and, if the Company so determines, any other Debt of the Company which is not subordinate to the Notes or the applicable Subsidiary Guarantee) equally and ratably with such Debt as to such Property so long as such Debt is so secured.

     "Permitted Liens" means:

     (a) Liens in respect of Debt existing at the Issue Date (other than Liens securing the Senior Credit Facility);

     (b) Liens on Property existing at the time of acquisition thereof;

     (c) Liens to secure Debt permitted to be Incurred under clause (b)(iii) of
Section 4.09 hereof; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

     (d) Liens on Property of a Person existing at the time (i) such Person is merged into or consolidated with the Company or any Restricted Subsidiary or
(ii) at such Person becomes a Restricted Subsidiary;

     (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights;

     (f) Liens for taxes or assessments or other governmental charges or levies (including, without limitation, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business), Liens imposed by law, such as mechanics' and materialmen's Liens, for sums not due or sums being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP, and Liens securing reimbursement obligations with respect to trade letters of credit, bankers' acceptances and sight drafts Incurred in the ordinary course of business which encumber documents and other Property relating to such trade letters of credit, bankers' acceptances and sight drafts;

     (g) Liens to secure obligations under workers' compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

     (h) Liens created by or resulting from any litigation or other proceedings being contested by the Company or a Restricted Subsidiary, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens Incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

     (i) Liens to secure obligations under the Senior Credit Facility in an amount not to exceed the amount of obligations permitted to be Incurred pursuant to Section 4.09 (b)(ii) and for purposes of this clause (i) deeming all of the Debt at any time outstanding under the Senior Credit Facility or any other Credit Facility to have been Incurred under Section 4.09(b)(ii);

     (j) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business;

     (k) easements, rights of way, zoning and similar restrictions, reservations, restrictions or encumbrances in respect of real property (or leases or subleases of real property) or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;

     (l) licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business;

     (m) Liens arising out of conditional sale, retention, consignment or similar arrangements, Incurred in the ordinary course of business, for the sale of goods;

     (n) Liens on Property of any Foreign Restricted Subsidiary;

     (o) Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

     (p) Liens not otherwise described in clauses (a) through (o) above on the Property of any Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under Section 4.09;

     (q) so long as the Company is subject to all of the Specified Covenants, Liens not otherwise permitted by clauses (a) through (p) securing Debt or other obligations permitted under the Indenture at any time outstanding not to exceed 5% of the Consolidated Net Tangible Assets of the Company, determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished; and

     (r) Liens to secure any extension, renewal or Refinancing (or successive extensions, renewals or Refinancings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) to (k) so long as such Liens do not extend to any other Property and the Debt so secured is not increased.

Section 4.12. Limitation on Asset Sales.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of

               (A) cash or cash equivalents;

               (B) notes or obligations that are converted into cash (to the extent of the cash received) or equity securities listed on a national securities exchange (as such term is defined in the Exchange Act) or quoted on the Nasdaq National Market and converted into cash (to the extent of cash received), in each case within 90 days of such Asset Sale;

               (C) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; or

               (D) Additional Assets; and

          (iii) the Company delivers an Officer's Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and
     (ii).

     (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (i) to permanently Repay (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) (1) Bank Obligations, or (2) Debt of any Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor;

          (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

          (iii) to the extent the Net Available Cash is from Asset Sales of Property of a Foreign Restricted Subsidiary, to Repay Debt of any Foreign Restricted Subsidiary; or

          (iv) a combination of the Repayments and reinvestments permitted by the foregoing clauses (i), (ii) and (iii).

     (c) Any Net Available Cash from Asset Sales in excess of $75 million in the aggregate not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds."

     (d) When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer to purchase (the "Asset Sale Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (as defined below) (rounded to the nearest $1,000), on a pro rata basis according to principal amount (of a minimum $1,000 or any integral multiple thereof), at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by this Indenture and the amount of Excess Proceeds will be reset to zero.

     (e) The term "Allocable Excess Proceeds" shall mean the product of:

          (i) the Excess Proceeds, and

          (ii) a fraction,

               (A) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer, and

               (B) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

     (f) Within five Business Days after the Company is obligated to make an Asset Sale Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the Purchase Date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

     (g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of Notes pursuant to this
Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

Section 4.13. Limitation on Payment Restrictions Affecting Restricted Subsidiaries.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (ii) make any loans or advances to the Company or any other Restricted Subsidiary or

          (iii) transfer any of its Property to the Company or any other Restricted Subsidiary.

     (b) The foregoing limitations will not apply:

          (i) with respect to clauses (a)(i), (ii) and (iii), to:

               (A) restrictions in effect on the Issue Date, including, without limitation, restrictions pursuant to the Notes and this Indenture (including any Exchange Notes and Subsidiary Guarantees of the Notes and Exchange Notes) and restrictions pursuant to Credit Facilities (including, for such purposes, the restrictions in effect under the Senior Credit Facility);

               (B) restrictions relating to Debt or Capital Stock of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, and any amendments, restatements, renewals or other modifications of these instruments, provided that the encumbrances or restrictions contained in any such amendments, restatements, renewals or other modifications, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in documents in effect on the date of acquisition;

               (C) restrictions existing under or by reason of applicable law, rule, regulation or order;

               (D) restrictions that result from the Refinancing of Debt Incurred pursuant to clause (A) or (B) above; provided such restrictions are no less favorable to the holders of Notes than those under the agreement evidencing the Debt so Refinanced;

               (E) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

               (F) any restrictions applicable only to Foreign Restricted Subsidiaries; and

               (G) Liens securing obligations otherwise permitted to be Incurred under the provisions of the covenants described under Section 4.11 or
          Section 4.16 that limit the right of the debtor to dispose of the assets subject to such Liens;

          (ii) with respect to clause (a)(iii) only, to restrictions:

               (A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or any Subsidiary Guarantee pursuant to Section 4.09 and Section 4.11 hereof only to the extent that such restrictions limit the right of the debtor to dispose of the Property securing such Debt;

               (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction re-lates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

               (C) resulting from customary restrictions contained in asset sale, stock purchase, merger or other similar agreements limiting the transfer of such Property pending the closing of such sale;

               (D) resulting from restrictions relating to the common stock of Unrestricted Subsidiaries;

               (E) resulting from encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

               (F) resulting from encumbrances or restrictions existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

               (G) resulting from restrictions on cash, Temporary Cash Investments or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

               (H) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; or

               (I) imposed under any Purchase Money Debt or Capital Lease Obligation in the ordinary course of business with respect only to the Property the subject thereof.

Section 4.14. Limitation on Transactions with Affiliates.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (i) the terms of such Affiliate Transaction are not less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

          (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $10 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(i) of this Section as evidenced by a Board Resolution promptly delivered to the Trustee; and

          (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $25 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole.

     (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following Affiliate
Transactions:

          (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

          (ii) any Restricted Payment permitted to be made pursuant to Section
     4.10 hereof or any Permitted Investment;

          (iii) the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of officers and directors of the Company or any of the Restricted Subsidiaries entered into by the Company or any Restricted Subsidiary in the ordinary course of business or, if not entered into in the ordinary course of business, that the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (iv) payments made by the Company or any Restricted Subsidiary in the ordinary course of business pursuant to employment agreements, collective bargaining agreements, employee benefit plans, officer or director indemnification agreements or arrangements for employees, officers or directors, including health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans and the entering into of such agreements and plans by the Company or any Restricted Subsidiary in the ordinary course of business;

          (v) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, Capital Stock of, or controls, such Person;

          (vi) loans or advances to employees or consultants in the ordinary course of business or consistent with past practice not to exceed $5 million in the aggregate at any one time outstanding;

          (vii) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (viii) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

          (ix) any agreement or arrangement as in effect on the Issue Date or any amendment to any such agreement or arrangement (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

          (x) the granting and performance of registration rights for shares of Capital Stock of the Company if approved by the Board of Directors; and

          (xi) any action required to be taken in connection with the proposed mergers described under "The Proposed Mergers" in the offering memorandum relating to offering of the Notes.

Section 4.15. Designation of Restricted and Unrestricted Subsidiaries.

     (a) As of the Issue Date, there will be no material Unrestricted Subsidiaries. After the Issue Date, the Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an Unrestricted Subsidiary if (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

          (iii) the Company would be permitted to incur $1.00 of additional Debt under Section 4.09(a) at the time of Designation (assuming the effectiveness of such Designation).

     (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under Section 4.10 for all purposes of this Indenture.

     (c) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time:

          (1) provide direct or indirect credit support for or a guarantee of any Debt of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Debt);

          (2) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary; or

          (3) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of (1) or (2), to the extent permitted under Section 4.10.

     (d) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

          (2) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     (e) All Designations and Revocations must be evidenced by an Officer's Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Section 4.16. Limitation on Sale and Leaseback Transactions.

     The Company will not, and will not permit any Restricted Subsidiary, to enter into any Sale and Leaseback Transaction unless:

     (a) the Company or such Restricted Subsidiary would be entitled to Incur Debt in an amount equal to the Attributable Value relating to such Sale and Leaseback Transaction in accordance with Section 4.09;

     (b) the Company or such Restricted Subsidiary would be entitled to Incur a Lien to secure Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction in accordance with Section 4.11, without equally and ratably securing the Notes or the applicable Subsidiary Guarantee; and

     (c) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in accordance with, Section 4.12.

Section 4.17. Guarantees by Domestic Restricted Subsidiaries.

     (a) The Company will not permit any Domestic Restricted Subsidiary that is not then a Subsidiary Guarantor of the Notes, directly or indirectly, to Guarantee or secure the payment of any other Debt of the Company or any of its Restricted Subsidiaries unless such Domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a full and unconditional Guarantee of the payment of the Notes by such Domestic Restricted Subsidiary; provided that this paragraph shall not be applicable to:

          (1) any Subsidiary Guarantee of any Domestic Restricted Subsidiary that existed at the time such Person became a Domestic Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Domestic Restricted Subsidiary;

          (2) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds and letters of credit or bankers' acceptances; or

          (3) Permitted Liens.

If the Guaranteed Debt is subordinated in right of payment to the Notes or any such Subsidiary Guarantee of the Notes, as applicable, pursuant to a written agreement to that effect, the Guarantee of such guaranteed Debt must be subordinated in right of payment to such Subsidiary Guarantee of the Notes to at least the extent that the Guaranteed Debt is subordinated to the Notes.

     (b) Any Subsidiary Guarantee shall provide by its terms that it be released upon:

          (1) the sale of the Capital Stock of the applicable Subsidiary Guarantor, in accordance with Section 4.12 such that it is no longer a Subsidiary of the Company,

          (2) the sale of all or substantially all of the assets of such Subsidiary Guarantor in accordance with Section 5.01,

          (3) the release of the Subsidiary Guarantor of liability on the Subsidiary Guarantee, the issuance of which caused such Restricted Subsidiary to be required to become a Subsidiary Guarantor, or

          (4) the applicable Subsidiary Guarantor's becoming an Unrestricted Subsidiary in accordance with the terms of this Indenture,

so long as in the case of clause (b)(1), (2), (3) or (4), any Subsidiary Guarantee or security of payment by such Subsidiary Guarantor of Debt of the Company or any of its other Restricted Subsidiaries (other than the Notes or any Subsidiary Guarantee) is fully and unconditionally released prior thereto or simultaneously therewith.

Section 4.18. Repurchase at the Option of Holders Upon a Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price, in cash (the "Change of Control Purchase Price"), equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date"); provided, however, that, notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase the Notes pursuant to a Change of Control Offer in the event that it has mailed the notice to exercise its rights to redeem all of the Notes under Section 3.07 at any time prior to the occurrence of a Change of Control Offer.

     Within 30 days following any Change of Control, unless the Issuers have mailed a redemption notice with respect to all of the outstanding Notes in accordance with Section 3.07, the Issuers shall:

     (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

     (ii) send, with a copy to the Trustee, or, at the Issuers' request the Trustee shall send, by first-class mail, to each Holder, at such Holder's address appearing in the securities register maintained in respect of the Notes by the Registrar (the "Security Register"), a notice stating:

          (A) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes timely tendered will be accepted for payment;

          (B) the Change of Control Purchase Price and the Change of Control Payment Date, which shall be, subject to any contrary requirements of applicable law, a Business Day no later than 90 days after the occurrence of a Change of Control;

          (C) the circumstances and relevant facts regarding the Change of Control; and

          (D) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

     The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.18, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.18 by virtue of such compliance.

     (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful,

          (i) accept for payment all Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

          (ii) deposit with the applicable Paying Agent (or, if an Issuer or any of the Restricted Subsidiaries is acting as the Paying Agent, segregate and hold in trust) an amount equal to the aggregate Change of Control Payments in respect of all Notes or portions thereof so tendered; and

          (iii) deliver or cause to be delivered to the Trustee, the Notes so accepted with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

     The applicable Paying Agent shall promptly mail or deliver to each Holder of Notes validly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     (c) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered, at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

     (d) Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

     (e) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer at the same or higher purchase price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer otherwise required to be made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.19. Covenant Suspension.

     (a) During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

          (1) Section 4.09

          (2) Section 4.10

          (3) Section 4.12

          (4) Section 4.13

          (5) Section 4.14

          (6) Section 4.15

          (7) Section 5.01(a)(iv); and

          (8) clauses (1) and (4) of Section 4.16;

(collectively, the "Specified Covenants"). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sale Proceeds shall be set at zero.

     (b) If, after a Covenant Suspension Event, either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings such that both Rating Agencies at such time shall not have assigned to the Notes an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Specified Covenants and compliance with the Specified Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.10 as though such covenant had been in effect during the entire period of time from the Issue Date; provided, however, that there will not be deemed to have occurred a Default or Event of Default with respect to the Specified Covenants during the time that the Company and its Restricted Subsidiaries were not subject to the Specified Covenants (or upon termination of the suspension period or after that time based solely on events that occurred during the suspension period).

                                   ARTICLE 5.

                                   SUCCESSORS

     Section 5.01. Merger, Consolidation and Sale of Property.

     (a) The Company shall not merge or consolidate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of (or permit any Restricted Subsidiary to sell, transfer, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's Property (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in any one transaction or series of transactions unless:

          (i) the Company shall be the Surviving Person in such merger or consolidation, or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or other disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on all the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

          (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clauses (iv) and (v) below, any Debt that becomes an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of Section 4.09 hereof; and

          (v) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     (b) The Company shall not permit the Co-Issuer or any Subsidiary Guarantor to merge or consolidate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company, the Co-Issuer or such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (i) the Co-Issuer or such Subsidiary Guarantor will be the Surviving Person or the Surviving Person (if not the Co-Issuer or such Subsidiary Guarantor) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or other disposition is made shall be an entity organized and exist-ing under the laws of the United States of America, any State thereof or the District of Columbia;

          (ii) the Surviving Person (if other than the Co-Issuer or such Subsidiary Guarantor) becomes a Subsidiary Guarantor of the Notes by executing a supplemental indenture to this Indenture providing a Subsidiary Guarantee;

          (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clause (iv) below, any Debt that becomes an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

          (iv) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (iii)) shall not apply to (1) a consolidation or merger of any Subsidiary Guarantor with and into the Company or any other Subsidiary Guarantor, so long as the Company (in the case of any transaction involving the Company) or a Subsidiary Guarantor survives such consolidation or merger, (2) any transactions which do not constitute Asset Sales if the applicable Subsidiary Guarantors are otherwise being released from their Subsidiary Guarantees in accordance with the Indenture, or (3) any transactions which constitute Asset Sales if the Company has complied with
Section 4.12 hereof.

Section 5.02. Successor Corporation Substituted.

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of:

     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety); or

     (b) a lease;

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

     Each of the following constitutes an "Event of Default" with respect to the Notes of each series:

     (i) failure to make the payment of any interest or Additional Interest, if any, on the Notes of such series when the same becomes due and payable, and such failure continues for a period of 30 days;

     (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes of such series when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise (including a Special Mandatory Redemption);

     (iii) failure to comply with the provisions of Section 5.01 hereof;

     (iv) failure to make a Change of Control Offer pursuant to Section 4.18;

     (v) failure to make an Asset Sale Offer pursuant to Section 4.12;

     (vi) failure to comply with any other covenant or agreement in the Notes of such series or in this Indenture (other than a failure that is the subject of the foregoing clauses (i), (ii), (iii), (iv) or (v)) and such failure continues for 60 days after written notice is given to the Company as provided below;

     (vii) the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Company or any of its Restricted Subsidiaries (or any Debt Guaranteed by the Company or any of its Restricted Subsidiaries if the Company or a Restricted Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Debt or Guarantee exists on the Issue Date or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Debt prior to its Stated Maturity, and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or that has been so accelerated, aggregates $50 million or more;

     (viii) one or more judgments or orders that exceed $50 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuers or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 30 days of being entered;

     (ix) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary insolvency proceeding;

          (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its Property; or

          (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Significant Subsidiary into another Restricted Subsidiary or the Company other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (ix);

     (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary or for any substantial part of its Property;

          (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its Property;

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

          (D) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days;

     (xi) any Subsidiary Guarantee by a Significant Subsidiary of the Notes ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any such Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

     A Default under clauses (vi) and (vii) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of any series then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 1, 2007 (with respect to the Senior Floating Rate Notes) or October 1, 2009 (with respect to the Senior Notes), by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then an additional premium specified in the Indenture will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.02. Acceleration.

     If an Event of Default with respect to the Notes of any series (other than those of the type described in Section 6.01(ix) or (x) with respect to the Company) shall have occurred and be continuing, the Trustee may, or at the direction of the Holders of at least 25% in aggregate principal amount of Notes of any series then outstanding shall, declare to be immediately due and payable the principal amount of all the Notes of such series then outstanding, together with all accrued and unpaid interest, premium, if any, and Additional Interest, if any, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "Acceleration Notice"), and the same shall become immediately due and payable.

     In case of an Event of Default specified in Section (ix) or (x) of Section
6.01 hereof with respect to the Company, such amount with respect to all the Notes of any series will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes of such series. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

     At any time after a declaration of acceleration with respect to the Notes, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in principal amount of the Notes of any series then outstanding (by notice to the Trustee) may rescind and annul that declaration and its consequences if:

     (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

     (b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

     (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

     (d) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

     (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(ix) or (x), the Trustee has received an Officer's Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Section 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

     The Holders of a majority in principal amount of the Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any then existing or potential Default, and its consequences, except a default in the payment of the principal of or interest on any Notes. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05. Control by Majority.

     Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and Section 7.07, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06. Limitation on Suits.

     No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

     (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

     (b) Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding have made a written request and offered indemnity satisfactory to the Trustee to institute such proceeding as trustee, and

     (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

     A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest and Additional Interest, if any, then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other Property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that any such compensation, expenses and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other Properties that the Holders may be entitled to receive in such proceeding whether in liquidation or any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and

          Third: to the Issuers or, to the extent the Trustee collects any money from any Subsidiary Guarantor, to such Subsidiary Guarantor or to such other party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuers, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. Duties of Trustee.

     (a) In case an Event of Default which the Trustee has, or is deemed to have, notice hereunder shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default,

          (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section.

     (e) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

Section 7.02. Rights of Trustee

     Subject to Section 7.01:

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a legal, valid and binding execution thereof by such Person.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture unless the Trustee's conduct constitutes negligence, willful misconduct or bad faith.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuers or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

     (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

     (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (j) The Trustee shall have no duty to inquire as to the performance of the Issuers' covenants herein.

     (k) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

     (l) The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

     (m) The Trustee may request that the Issuers deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers (including as an escrow agent for the Issuers and the Trustee, as contemplated in the Escrow Agreement, dated as of the date hereof, among the Issuers and Citibank, N.A., in its capacity as Trustee and Escrow Agent (the "Escrow Agreement")) with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to Holders.

     Within 60 days after each October 1 beginning with October 1, 2005, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07. Compensation and Indemnity.

     The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuers shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys' fees ("losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek in-demnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder, unless the Issuers have been prejudiced by such failure to notify. The Issuers shall defend the claim, and the Trustee shall cooperate in the defense. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

     To secure the Issuers' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or Property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

     The Trustee shall comply with TIA Section 313(b) to the extent applicable.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time upon 30 days prior notice to the Issuers and shall be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof or TIA Section
310;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its Property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Issuers in the case of the Trustee for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

     Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a com-bined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Issuers.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Merger, Escrow Agreement, Pledge and Assignment Agreement, and
              Special Redemption.

     The Trustee is hereby authorized and directed to enter into an escrow agreement (the "Escrow Agreement") among the Issuers as "Depositors," the Trustee, and Citibank, N.A., as escrow agent (in such capacity the "Escrow Agent"), and a Pledge and Assignment Agreement (the "Pledge Agreement") among the Issuers as pledgors and the Trustee, for the purpose of escrowing the proceeds (the "Escrow Proceeds") of the initial issuance of Notes pending the consummation of the Mergers, as provided for in Section 4(a) of the Escrow Agreement, or for application to the Special Mandatory Redemption of the Notes, as provided for in Section 4(b) of the Escrow Agreement and paragraph 8 of the Notes. The Trustee is hereby authorized to take all actions contemplated by the Escrow Agreement or the Pledge Agreement. Trustee shall have no obligation to investigate or inquire into the contents of any certifications, opinions, agreements or other documents delivered to it in connection with the disposition of the Escrow Proceeds, but shall receive, rely and act upon such materials as are delivered to it by the Depositors. The Trustee's interests in the Escrow Proceeds shall terminate in the event the Depositors thereunder shall satisfy the conditions for release of such Escrow Proceeds pursuant to Section 4(a) of the Escrow Agreement, and the Trustee shall have no responsibility to see to the application of such proceeds by the Depositors. In the event the escrow is terminated pursuant to Section 4(b) of the Escrow Agreement, the Trustee shall receive and apply the Escrow Proceeds to the Special Mandatory Redemption hereunder.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

     The Issuers may, at their option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of any series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee. For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b), (c) and (d) below, and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article 2 and Sections
4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and
(d) this Article 8. If the Issuers exercise under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in (a) Sections 4.09 through 4.18 hereof, (b) Section 5.01(a)(iii) and (iv) and Section 5.01(b) hereof, and (c) clause (vii) or (viii), clause (ix) or (x) solely with respect to Significant Subsidiaries and clause (xi) of Section 6.01 hereof, in each case with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Covenant Defeasance") and each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Issuers exercise under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (vi) (with respect to the covenants contained in Sections
4.09 through 4.18 hereof), (vii) (viii), (ix) or (x) (with respect only to Significant Subsidiaries in the case of clauses (ix) and (x)) of Section 6.01 hereof or because of the Issuers' failure to comply with clauses (a)(iii) and
(iv) and clause (b) of Section 5.01.

Section 8.04. Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes.

     Legal Defeasance or Covenant Defeasance may be exercised only if:

     (a) the Issuers deposit, or cause to be deposited, irrevocably in trust with the Trustee for the benefit of the Holders, money or U.S. Government Obligations, or any combination thereof, for the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes of such series to maturity or redemption, as the case may be;

     (b) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest and Additional Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes of such series to maturity or redemption, as the case may be;

     (c) 91 days pass after the deposit is made and during the 91-day period no Default described in Section 6.01(ix) or (x) occurs and is continuing at the end of the period with respect to the Issuers or any other Person making such deposit;

     (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

     (e) such deposit does not constitute a default under any other agreement or instrument binding on the Issuers;

     (f) in the case of Legal Defeasance, the Issuers deliver to the Trustee an Opinion of Counsel stating that:

          (1) the Issuers have received from the Internal Revenue Service a private letter ruling; or

          (2) since the date of this Indenture there has been a change in any applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax (including withholding tax) on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

     (g) in the case of Covenant Defeasance, the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

     (h) the Issuers deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance with respect to such series have been complied with as required by this Indenture.

Section 8.05. Deposited Cash and U.S. Government Obligations to be Held in
              Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any cash or U.S. Government Obligations held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Issuers.

     Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuers.

Section 8.07. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Subsidiary Guarantors' obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest or Additional Interest, if any, on, any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees without the consent of any Holder to:

     (a) cure any ambiguity, omission, defect or inconsistency;

     (b) provide for the assumption by a Surviving Person of the obligations of the Issuers under this Indenture;

     (c) evidence the assumption by a Surviving Person of the obligations of the Issuers to any such Holder and covenants for the protection of any such Holder;

     (d) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

     (e) provide for any Subsidiary Guarantee with respect to the Notes or to release any Subsidiary Guarantee of the Notes as provided or permitted under this Indenture;

     (f) make any change that does not adversely affect the rights of any such Holder;

     (g) provide for the issuance of Additional Notes in accordance with this Indenture;

     (h) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA or other applicable trust indenture legislation;

     (i) add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Issuers; and

     (j) modify or amend this Indenture to permit the qualification of indenture supplements hereto.

Section 9.02. With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Floating Rate Notes or the Senior Notes, as the case may be, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Senior Floating Rate Notes or the Senior Notes, as the case may be), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes) or compliance with any provision of this Indenture or the Notes (except for certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Floating Rate Notes or the Senior Notes, as the case may be, then outstanding voting as a single class for each series (including consents obtained in connection with a tender offer or exchange offer for the Senior Floating Rate Notes or the Senior Notes, as the case may be).

     Without the consent of each Holder of an outstanding Note, an amendment or waiver under this Section 9.02 may not:

     (a) reduce the principal amount of Notes of such series whose Holders must consent to an amendment or waiver;

     (b) reduce the rate of or extend the time for payment of interest and Additional Interest, if any, on any Note of such series;

     (c) reduce the principal of or extend the Stated Maturity of any Note of such series;

     (d) make any Note of such series payable in money other than that stated in the Note;

     (e) impair the right of any Holder of Notes of such series to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on such Holder's Notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

     (f) subordinate the Notes of such series to any other obligation of the Company, the Co-Issuer or the applicable Subsidiary Guarantor;

     (g) reduce the premium payable upon the redemption of any Note of such series or change the time at which any Note may be redeemed, as described in
Section 3.07 hereof;

     (h) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes of such series must be repurchased pursuant to such Change of Control Offer;

     (i) at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes of such series must be repurchased pursuant thereto;

     (j) make any change to the provisions of this Indenture providing for the Special Mandatory Redemption that would adversely affect the rights of any of the holders of the Notes to receive the Escrow Property (as defined in the Escrow Agreement);

     (k) make any change in the provisions of this Article 9 which require the consent of each Holder; or

     (l) release any Subsidiary from its obligations under its Subsidiary Guarantee of the Notes of such series or this Indenture other than pursuant to the terms of this Indenture relating to the release of Subsidiary Guarantors of the Notes of such series.

     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, sup-plement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and
6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes.

Section 9.03. Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture, the Notes or the Subsidiary Guarantees shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding ob-ligation of the Issuers enforceable against them in accordance with its terms, subject to customary exceptions, and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                  ARTICLE 10.

                           SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes of any series issued hereunder, when:

     (a) either:

          (i) all Notes of such series that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Issuers and is thereafter repaid to the Issuers or discharged from the trust) have been delivered to the Trustee for cancellation; or

          (ii) all Notes of such series that have not been previously delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and, in the case of (A), (B) or (C), the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes of such series, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes of such series not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and Additional Interest, if any, on the Notes of such series to the date of deposit, in the case of Notes of such series that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

     (b) the Issuers have paid or caused to be paid all other sums payable by them under this Indenture; and

     (c) if required by the Trustee, the Issuers deliver to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 10.02. Deposited Cash and U.S. Government Obligations to be Held in
               Trust; Other Miscellaneous Provisions.

     Subject to Section 10.03 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.02, the "Trustee") pursuant to Section 10.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 10.03. Repayment to Issuers.

     Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Issuers.

                                  ARTICLE 11.

                              SUBSIDIARY GUARANTEES

Section 11.01. Subsidiary Guarantee.

     Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Subject to Section 6.06, each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, such Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of such Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of such Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02. Limitation on Subsidiary Guarantor Liability.

     Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will not exceed, and will be considered limited to, the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03. Execution and Delivery of Subsidiary Guarantee.

     To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an officer thereof.

     Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

     In the event that any Subsidiary is required by Section 4.17 hereof to become a Subsidiary Guarantor, the Issuers shall cause such Subsidiary to execute a supplemental indenture to this Indenture and a Subsidiary Guarantee in accordance with this Article 11.

Section 11.04. Releases.

     The Subsidiary Guarantee of a Subsidiary Guarantor shall be released under the circumstances set forth in Section 4.17(b) hereof.

     Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02. Notices.

     Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

     If to the Issuers:

     GSC Holdings Corp.
     GameStop, Inc.
     625 Westport Parkway
     Grapevine Texas 76051
     Attention: Chief Financial Officer
     Telecopier No.: (817) 424-2820

     If to the Trustee:

     Citibank, N.A.
     388 Greenwich St., 14th Floor
     New York, NY  10013
     Attention:  Louis Piscitelli
     Telephone:  (212) 816-5805
     Telecopier No.:  (212) 816-5527

     The Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to such Holder's address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Issuers to the Trustee to take any action under any provision of this Indenture (except for the first issuance of Notes), the Issuers shall furnish to the Trustee:

     (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate (other than certificates provided pursuant to Section 4.04 hereof) or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     With respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

Section 12.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

     No director, officer, employee, incorporator, Affiliate or holder of Capital Stock of the Issuers or the Subsidiary Guarantors will have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 12.08. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

     All covenants and agreements of the Issuers and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

     In case any provision in this Indenture, in the Notes or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Consent to Jurisdiction and Service of Process.

     (a) The Issuers and the Subsidiary Guarantors irrevocably consent to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. Each of the Issuers and the Subsidiary Guarantors waive any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

     (b) The Issuers and the Subsidiary Guarantors irrevocably appoint CT Corporation System as their authorized agent in the State of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the address provided in Section 12.02, shall be deemed in every respect effective service of process upon the Issuers and the Subsidiary Guarantors in any such suit or proceeding. The Issuers and the Subsidiary Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Indenture.

Section 12.13. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of September 28, 2005

                                   ISSUERS:

                                   GSC HOLDINGS CORP.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   GAMESTOP, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   SUBSIDIARY GUARANTORS:

                                   GAMESTOP CORP.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   GAMESTOP.COM, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   MARKETING CONTROL SERVICES, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   SUNRISE PUBLICATIONS, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   GAMESTOP BRANDS, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   GAMESTOP OF TEXAS (GP), LLC


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   GAMESTOP (LP), LLC


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   GAMESTOP TEXAS LP


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   TRUSTEE:

                                   CITIBANK, N.A.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

================================================================================

                                                                     EXHIBIT A-1


                                 (Face of Note)


                             8% Senior Note due 2012


                                                            CUSIP
                                                                  --------------
No.                                                               $
                                                                  --------------


                               GSC HOLDINGS CORP.
                                 GAMESTOP, INC.

promise to pay to CEDE & CO., INC. or registered assigns, the principal sum of
($       ) on October 1, 2012.

Interest Payment Dates: April 1 and October 1, commencing April 1, 2006.

Record Dates:  March 15 and September 15.

Dated:  September 28, 2005.

     IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.


                                   GSC HOLDINGS CORP.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   GAMESTOP, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

CITIGROUP, N.A.,
  as Trustee


By:
   --------------------------------
         Authorized Signatory

Dated:  September 28, 2005

                                     A-1-2

                              (Back of Senior Note)


                             8% Senior Note due 2012


[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $986.88, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $13.12, THE ISSUE DATE IS SEPTEMBER 28, 2005 AND THE YIELD TO MATURITY IS 8.25% PER ANNUM.]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. GSC HOLDINGS CORP., a Delaware corporation (the "Company"), and GAMESTOP, INC., a Minnesota corporation ("GameStop" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Senior Note at 8% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 8 of the Registration Rights Agreement. The Issuers shall pay interest semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2006. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at the interest rate then in effect under the Indenture and this Senior Note; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuers shall pay interest on the Senior Notes (except defaulted interest) to the Persons in whose name this Senior Note (or one or more Predecessor Notes) is registered at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such

                                     A-1-3

record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Senior Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose or may be made by check mailed to the registered address of the Holders. Additionally, at the option of the Issuers, payment of principal, premium, if any, and interest and Additional Interest, if any, may be made by wire transfer of immediately available funds to the Holders that shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Citibank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

     4. Indenture. The Issuers issued the Senior Notes under an Indenture dated as of September 28, 2005 ("Indenture") among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Senior Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Notes are obligations of the Issuers unlimited in aggregate principal amount.

     5. Optional Redemption.

     (a) Except as set forth in paragraph (b) or (c) below or in paragraph 8, the Senior Notes will not be redeemable at the option of the Issuers prior to October 1, 2009. Beginning on October 1, 2009, the Senior Notes will be redeemable at the option of the Issuers, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Senior Notes redeemed to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). The following prices are for Senior Notes redeemed during the 12-month period commencing on October 1 of the years set forth below, and are expressed as percentages of principal amount:

                                     A-1-4

                                                            Redemption Price
                                                            ----------------
Year
2009...........................................                   104.000%
2010...........................................                   102.000%
2011 and thereafter............................                   100.000%

     (b) Notwithstanding the foregoing, at any time on or prior to October 1, 2008, the Issuers may at their option on any one or more occasions redeem Senior Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Senior Notes (including Additional Notes, if any) issued under the Indenture at a redemption price of 108% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Senior Notes (including Additional Notes, if any) originally issued under the Indenture (excluding Senior Notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     (c) At any time on or prior to October 1, 2009, the Senior Notes may be redeemed, in whole or in part at the option of the Issuers, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of such Senior Notes to be redeemed plus the Applicable Premium then in effect, plus accrued and unpaid interest and Additional Interest, if any, to the Make-Whole Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the holders of record on at the close of business on the relevant record dates.

     6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

     7. Mandatory Redemption. The Issuers shall not be required to make any sinking fund payments with respect to the Senior Notes. Except as provided in
Section 4.12 or 4.18 of the Indenture or paragraph 8 of this Senior Note, the Issuers shall not be required to make any mandatory redemption or repurchase with respect to the Senior Notes.

                                     A-1-5

     8. Special Mandatory Redemption. If the Mergers have not occurred on or prior to the earlier to occur of (i) October 31, 2005 or (ii) the termination of the merger agreement relating to the Mergers, the Issuers will, on a day not more than 10 Business Days following such date (such date, the "Special Mandatory Redemption Date"), redeem all of the Senior Notes (the "Special Mandatory Redemption") at a price equal to 98.688% of the principal amount of the Senior Notes plus accrued and unpaid interest on the Senior Notes through the Special Mandatory Redemption Date (the "Special Mandatory Redemption Price"). Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Senior Notes at its registered address, and to Citibank, N.A., in its capacity as Trustee and escrow agent. Upon receipt of the notice of Special Mandatory Redemption, Citibank, N.A., as escrow agent (the "Escrow Agent"), will liquidate the property held by it no later than the Business Day prior to the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Escrow Agent shall pay to a paying agent for payment to each Holder of Senior Notes the Special Mandatory Redemption Price for such Holder's Senior Notes and, concurrently with the payment to such Holders, deliver any excess property (less applicable discounts and other fees owing to the initial purchasers of the Senior Notes and their affiliates) to the Issuers.

     9. Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount of the Senior Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Senior Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date).

     (b) When the aggregate amount of Excess Proceeds exceeds $25 million, the Issuers will be required to make an Asset Sale Offer, which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders of Senior Notes have been given the opportunity to tender their Senior Notes for purchase in accordance with the Indenture, the Issuers or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by the Indenture and the amount of Excess Proceeds will be reset to zero. Holders of Senior Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes.

                                     A-1-6

     10. Denominations, Transfer and Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. This Senior Note shall represent the aggregate principal amount of outstanding Senior Notes from time to time endorsed hereon, and the aggregate principal amount of Senior Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Issuers and the Trustee may amend or supplement the Indenture and the Senior Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Additional Interest, if any, on the Senior Notes) or compliance with any provision of the Indenture or the Senior Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes). Without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Surviving Person of the obligations of the Issuers under the Indenture, to evidence the assumption by a Surviving Person of the obligations of the Issuers to the Holders of Senior Notes and covenants for the protection of the Holders of Senior Notes, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to add Subsidiary Guarantees or additional obligors with respect to the Senior Notes or to release any Subsidiary Guarantee of the Senior Notes as provided or permitted under the Indenture to make any change that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Additional Senior Notes, to make any change to comply with any requirement of the Commission in connection with qualification of the Indenture under the TIA, to add to the covenants of the Issuers for the benefit of the Holders of the Senior Notes or to surrender any right or power

                                     A-1-7

conferred upon the Issuers, or to modify or amend the Indenture to permit the qualification of indenture supplements thereto.

     13. Defaults and Remedies. Each of the following constitutes an Event of Default with respect to the Senior Notes: (i) failure to make the payment of any interest or Additional Interest, if any, on the Senior Notes when the same becomes due and payable, and such failure continues for a period of 30 days;
(ii) failure to make the payment of any principal of, or premium, if any, on, any of the Senior Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise (including a Special Mandatory Redemption); (iii) failure to comply with the provisions of Section 5.01 of the Indenture; (iv) failure to make a Change of Control Offer pursuant to Section 4.18 of the Indenture; (v) failure to make an Asset Sale Offer pursuant to Section 4.12 of the Indenture; (vi) failure to comply with any other covenant or agreement in the Senior Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii), (iv) or (v)) and such failure continues for 60 days after written notice is given to the Issuers as provided below; (vii) the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Company or any of its Restricted Subsidiaries (or any Debt Guaranteed by the Company or any of its Restricted Subsidiaries if the Company or a Restricted Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Debt or Guarantee exists on the Issue Date or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Debt prior to its Stated Maturity, and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or that has been so accelerated, aggregates $50 million or more; (viii) one or more judgments or orders that exceed $50 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuers or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 30 days of being entered; (ix) certain events of bankruptcy, insolvency or reorganization affecting the Issuers or any of their Significant Subsidiaries pursuant to clauses (ix) and (x) of the first paragraph of Section 6.01 of the Indenture; and (x) any Subsidiary Guarantee by a Significant Subsidiary of the Senior Notes ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the Indenture) or any such Significant Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Senior Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal

                                     A-1-8

amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Senior Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. Trustee Dealings with Issuers. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.

     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, Affiliate or holder of Capital Stock of the Issuers as such, shall have any liability for any obligations of the Issuers under the Indenture, the Senior Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability.

     16. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of September 28, 2005, between the Issuers and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes.

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP

                                     A-1-9

numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

     GSC Holdings Corp.
     GameStop, Inc.
     625 Westport Parkway
     Grapevine Texas 76051
     Attention:  Chief Financial Officer

     20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Senior Note without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                     A-1-10

                       Option of Holder to Elect Purchase

     If you want to elect to have this Senior Note purchased by the Issuers pursuant to Section 4.12 or 4.18 of the Indenture, check the box below:

     |_|      Section 4.12

     |_|      Section 4.18

     If you want to elect to have only part of the Senior Note purchased by the Issuers pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $_________________

Date:                           Your Signature:
     -----------------------                  -----------------------
---------------------------                    (Sign exactly as your
                                                name appears on the Senior
                                                Note)

                                Tax Identification No.:


                                ------------------------



                                SIGNATURE GUARANTEE:


                                ----------------------------------------
                                Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-11

                                 Assignment Form

To assign this Senior Note, fill in the form below:
(I) or (we) assign and transfer this Senior Note to

---------------------------------------------------------------------------
            (Insert assignee's social security or other tax I.D. no.)

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

------------------------------------------------------------
as agent to transfer this Senior Note on the books of the Issuers. The agent may substitute another to act for him.
Date:                      Your Signature:
     -------------------                  ----------------------------------
                                          (Sign exactly as your name
                                           appears on the face of this
                                           Senior Note)


                           Signature Guarantee:
                                               -----------------------------

                                     A-1-12

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



               Amount of    Amount of in-
              decrease in      crease      Principal Amount     Signature of
               Principal    in Principal   of this Global Note authorized signa-
               Amount          Amount       following such         tory
Date of Ex- of this Global  of this Global  decrease (or in-   of Trustee or
 change          Note            Note          crease)         Note Custodian
----------- --------------  -------------- ------------------ ----------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                   EXHIBIT A-2


                                 (Face of Note)


                       Senior Floating Rate Note due 2011


                                                          CUSIP
                                                                 --------------
No.                                                             $
                                                                  -------------

                               GSC HOLDINGS CORP.
                                 GAMESTOP, INC.

promise to pay to CEDE & CO., INC. or registered assigns, the principal sum of ($ ) on October 1, 2011.

Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing January 1, 2006.

Record Dates:  March 15, June 15, September 15 and December 15.

Dated:  September 28, 2005.



                                     A-2-1

     IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.


                                                     GSC HOLDINGS CORP.


                                                     By:
                                                        ----------------------
                                                        Name:
                                                        Title:



                                                     GAMESTOP, INC.



                                                     By:
                                                        ----------------------
                                                        Name:
                                                        Title:


This is one of the Global
Notes referred to in the
within-mentioned Indenture:
CITIGROUP, N.A.,
    as Trustee


By:
   ------------------------------

         Authorized Signatory


Dated:  September 28, 2005


                                     A-2-2

                       (Back of Senior Floating Rate Note)


                       Senior Floating Rate Note due 2011


[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. GSC HOLDINGS CORP., a Delaware corporation (the "Company"), and GAMESTOP, INC., a Minnesota corporation ("GameStop" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Senior Floating Rate Note at the Applicable Rate per annum until maturity and shall pay Additional Interest, if any, as provided in Section 8 of the Registration Rights Agreement. The Applicable Rate will be reset quarterly. The Applicable Rate for the first quarterly period will be 7.845%. The Issuers shall pay interest quarterly on January 1, April 1, July 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Floating Rate Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Senior Floating Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2006. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at the interest rate then in effect under the Indenture and this Senior Floating Rate Note; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuers shall pay interest on the Senior Floating Rate Notes (except defaulted interest) to the Persons in whose name this Senior Floating Rate Note (or one or more Predecessor Notes) is registered at the close of business on the March 15, June 15, September 15 or December 15 next preceding the Interest Payment Date, even if such Senior Floating Rate Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Floating Rate Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose or may be made by check mailed to the registered address of the

                                     A-2-3

Holders. Additionally, at the option of the Issuers, payment of principal, premium, if any, and interest and Additional Interest, if any, may be made by wire transfer of immediately available funds to the Holders that shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Citibank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

     4. Indenture. The Issuers issued the Senior Floating Rate Notes under an Indenture dated as of September 28, 2005 ("Indenture") among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Senior Floating Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Senior Floating Rate Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Senior Floating Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Floating Rate Notes are obligations of the Issuers unlimited in aggregate principal amount.

     5. Optional Redemption.

     (d) Except as set forth in paragraph (b) or (c) below or in paragraph 8, the Senior Floating Rate Notes will not be redeemable at the option of the Issuers prior to October 1, 2007. Beginning on October 1, 2007, the Senior Floating Rate Notes will be redeemable at the option of the Issuers, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Senior Floating Rate Notes redeemed to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). The following prices are for Senior Floating Rate Notes redeemed during the 12-month period commencing on October 1 of the years set forth below, and are expressed as percentages of principal amount:


                                                              Redemption Price
                                                              ----------------
Year
2007....................................................            102.000%
2008....................................................            101.000%
2009 and thereafter.....................................            100.000%

     (e) Notwithstanding the foregoing, at any time on or prior to October 1, 2007, the Issuers may at their option on any one or more occasions redeem Senior Floating Rate Notes (including Additional Notes, if any) up to 100% of the aggregate principal amount

                                     A-2-4

of Senior Floating Rate Notes (including Additional Notes, if any) issued under the Indenture at a redemption price of 104% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

               (1) to the extent that less than 100% of the aggregate principal amount of Senior Floating Rate Notes is redeemed pursuant to this provision, at least 65% of the aggregate principal amount of Senior Floating Rate Notes (including Additional Notes, if any) originally issued under the Indenture (excluding Senior Floating Rate Notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

               (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     (f) At any time on or prior to October 1, 2007, the Senior Floating Rate Notes may be redeemed, in whole or in part at the option of the Issuers, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of such Senior Floating Rate Notes to be redeemed plus the Applicable Premium then in effect, plus accrued and unpaid interest and Additional Interest, if any, to the Make-Whole Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the holders of record on at the close of business on the relevant record dates.

     6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Floating Rate Notes are to be redeemed at its registered address. Senior Floating Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Senior Floating Rate Notes or portions thereof called for redemption.

     7. Mandatory Redemption. The Issuers shall not be required to make any sinking fund payments with respect to the Senior Floating Rate Notes. Except as provided in Section 4.12 or 4.18 of the Indenture or paragraph 8 of this Senior Floating Rate Note, the Issuers shall not be required to make any mandatory redemption or repurchase with respect to the Senior Floating Rate Notes.

     8. Special Mandatory Redemption. If the Mergers have not occurred on or prior to the earlier to occur of (i) October 31, 2005 or (ii) the termination of the merger agreement relating to the Mergers, the Issuers will, on a day not more than 10 Business Days following such date (such date, the "Special Mandatory Redemption Date"), redeem all of the Senior Floating Rate Notes (the "Special Mandatory Redemption") at a price equal to 100% of the principal amount of the Senior Floating Rate Notes plus accrued and unpaid interest

                                     A-2-5

from the Issue Date (the "Special Mandatory Redemption Price"). Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Senior Floating Rate Notes at its registered address, and to Citibank, N.A., in its capacity as Trustee and escrow agent. Upon receipt of the notice of Special Mandatory Redemption, Citibank, N.A., as escrow agent (the "Escrow Agent"), will liquidate the property held by it no later than the Business Day prior to the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Escrow Agent shall pay to a paying agent for payment to each Holder of Senior Floating Rate Notes the Special Mandatory Redemption Price for such Holder's Senior Floating Rate Notes and, concurrently with the payment to such Holders, deliver any excess property to the Issuers.

     9. Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Floating Rate Notes pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount of the Senior Floating Rate Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Senior Floating Rate Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date).

     (b) When the aggregate amount of Excess Proceeds exceeds $25 million, the Issuers will be required to make an Asset Sale Offer, which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders of Senior Floating Rate Notes have been given the opportunity to tender their Senior Floating Rate Notes for purchase in accordance with the Indenture, the Issuers or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by the Indenture and the amount of Excess Proceeds will be reset to zero. Holders of Senior Floating Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Senior Floating Rate Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Floating Rate Notes.

     10. Denominations, Transfer and Exchange. The Senior Floating Rate Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. This Senior Floating Rate Note shall represent the aggregate principal amount of outstanding Senior Floating Rate Notes from time to time endorsed hereon, and the aggregate

                                     A-2-6

principal amount of Senior Floating Rate Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Senior Floating Rate Notes may be registered and Senior Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Floating Rate Note or portion of a Senior Floating Rate Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Senior Floating Rate Notes for a period of 15 days before a selection of Senior Floating Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. Persons Deemed Owners. The registered Holder of a Senior Floating Rate Note may be treated as its owner for all purposes.

     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Issuers and the Trustee may amend or supplement the Indenture and the Senior Floating Rate Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Floating Rate Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Senior Floating Rate Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Additional Interest, if any, on the Senior Floating Rate Notes) or compliance with any provision of the Indenture or the Senior Floating Rate Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Floating Rate Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Senior Floating Rate Notes). Without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Senior Floating Rate Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Surviving Person of the obligations of the Issuers under the Indenture, to evidence the assumption by a Surviving Person of the obligations of the Issuers to the Holders of Senior Floating Rate Notes and covenants for the protection of the Holders of Senior Floating Rate Notes, to provide for uncertificated Senior Floating Rate Notes in addition to or in place of certificated Senior Floating Rate Notes, to add Subsidiary Guarantees or additional obligors with respect to the Senior Floating Rate Notes or to release any Subsidiary Guarantee of the Senior Floating Rate Notes as provided or permitted under the Indenture to make any change that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Additional Senior Floating Rate Notes, to make any change to comply with any requirement of the Commission in connection with qualification of the Indenture under the TIA, to add to the covenants of the Issuers for the benefit of the Holders of the Senior Floating Rate

                                     A-2-7

Notes or to surrender any right or power conferred upon the Issuers, or to modify or amend the Indenture to permit the qualification of indenture supplements thereto.

     13. Defaults and Remedies. Each of the following constitutes an Event of Default with respect to the Senior Floating Rate Notes: (i) failure to make the payment of any interest or Additional Interest, if any, on the Senior Floating Rate Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Senior Floating Rate Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise (including a Special Mandatory Redemption); (iii) failure to comply with the provisions of Section 5.01 of the Indenture; (iv) failure to make a Change of Control Offer pursuant to Section
4.18 of the Indenture; (v) failure to make an Asset Sale Offer pursuant to
Section 4.12 of the Indenture; (vi) failure to comply with any other covenant or agreement in the Senior Floating Rate Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii), (iv) or
(v)) and such failure continues for 60 days after written notice is given to the Issuers as provided below; (vii) the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Company or any of its Restricted Subsidiaries (or any Debt Guaranteed by the Company or any of its Restricted Subsidiaries if the Company or a Restricted Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Debt or Guarantee exists on the Issue Date or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Debt prior to its Stated Maturity, and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or that has been so accelerated, aggregates $50 million or more; (viii) one or more judgments or orders that exceed $50 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuers or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 30 days of being entered;
(ix) certain events of bankruptcy, insolvency or reorganization affecting the Issuers or any of their Significant Subsidiaries pursuant to clauses (ix) and
(x) of the first paragraph of Section 6.01 of the Indenture; and (x) any Subsidiary Guarantee by a Significant Subsidiary of the Senior Floating Rate Notes ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the Indenture) or any such Significant Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Floating Rate Notes may declare all the Senior Floating Rate Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Senior Floating Rate Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior

                                     A-2-8

Floating Rate Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Senior Floating Rate Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the Senior Floating Rate Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Floating Rate Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Senior Floating Rate Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. Trustee Dealings with Issuers. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Senior Floating Rate Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.

     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, Affiliate or holder of Capital Stock of the Issuers as such, shall have any liability for any obligations of the Issuers under the Indenture, the Senior Floating Rate Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Floating Rate Note waives and releases all such liability.

     16. Authentication. This Senior Floating Rate Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Senior Floating Rate Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of September 28, 2005, between the Issuers and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes.

                                     A-2-9

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the Senior Floating Rate Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Floating Rate Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

     GSC Holdings Corp.
     GameStop, Inc.
     625 Westport Parkway
     Grapevine Texas 76051
     Attention:  Chief Financial Officer

     20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Senior Floating Rate Note without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                     A-2-10

                       Option of Holder to Elect Purchase

     If you want to elect to have this Senior Floating Rate Note purchased by the Issuers pursuant to Section 4.12 or 4.18 of the Indenture, check the box below:

     |_|      Section 4.12

     |_|      Section 4.18

     If you want to elect to have only part of the Senior Floating Rate Note purchased by the Issuers pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $__________________

Date:                           Your Signature:
    -----------------------                    ----------------------
--------------------------                     (Sign exactly as your
                                                name appears on the Senior
                                                Note)

                                Tax Identification No.:


                                -----------------------------



                                SIGNATURE GUARANTEE:


                                ------------------------------------------
                                Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-2-11

                                 Assignment Form

To assign this Senior Floating Rate Note, fill in the form below:
(I) or (we) assign and transfer this Senior Floating Rate Note to

---------------------------------------------------------------------------
            (Insert assignee's social security or other tax I.D. no.)

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

------------------------------------------------------------
as agent to transfer this Senior Note on the books of the Issuers. The agent may substitute another to act for him.
Date:                      Your Signature:
     -------------------                  ----------------------------------
                                          (Sign exactly as your name
                                           appears on the face of this
                                           Senior Note)


                           Signature Guarantee:
                                               -----------------------------

                                     A-2-12

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

               Amount of    Amount of in-
              decrease in      crease      Principal Amount     Signature of
               Principal    in Principal   of this Global Note authorized signa-
               Amount          Amount       following such         tory
Date of Ex- of this Global  of this Global  decrease (or in-   of Trustee or
 change          Note            Note          crease)         Note Custodian
----------- --------------  -------------- ------------------ ----------------

                                                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


GSC Holdings Corp.
GameStop, Inc.
625 Westport Parkway
Grapevine Texas 76051
Attention:  Chief Financial Officer

Citibank, N.A.
388 Greenwich St., 14th Floor
New York, NY  10013
Attention:  [             ]
Telephone:  (212) 816-5805
Telecopier No.:  (212) 816-5527

                           Re:   [8% Senior Notes due 2012]/
                                 [Senior Floating Rate Notes due 2011]


     Reference is hereby made to the Indenture, dated as of September 28, 2005 (the "Indenture"), among GSC Holdings Corp. (the "Company"), GameStop, Inc. ("GameStop" and, together with the Company, the "Issuers"), and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of

Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3. |_| Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) |_| such Transfer is being effected to the Issuers or a Subsidiary thereof;

                                       or

          (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

     4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note:

          (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.



                                          ----------------------------------
                                              [Insert Name of Transferor]


                                           By:
                                              ------------------------------
                                              Name:
                                              Title:


                                           Dated:
                                                 --------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER


     1. The Transferor owns and proposes to transfer the following:

          [CHECK ONE OF (a) OR (b)]

          (a) |_| a beneficial interest in the:

               (i) |_| 144A Global Note (CUSIP _________), or

               (ii) |_| Regulation S Global Note (CUSIP _________), or

          (b) |_| a Restricted Definitive Note.

     2. After the Transfer the Transferee will hold:

          [CHECK ONE OF (a), (b) OR (c)]

          (a) |_| a beneficial interest in the:

               (i) |_| 144A Global Note (CUSIP _________), or

               (ii) |_| Regulation S Global Note (CUSIP _________), or

               (iii) |_| Unrestricted Global Note (CUSIP _________); or

          (b) |_| a Restricted Definitive Note; or

          (c) |_| an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                                                   EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


GSC Holdings Corp.
GameStop, Inc.
625 Westport Parkway
Grapevine Texas 76051
Attention:  Chief Financial Officer

Citibank, N.A.
388 Greenwich St., 14th Floor
New York, NY  10013
Attention:  [              ]
Telephone:  (212) 816-5805
Telecopier No.:  (212) 816-5527

                     Re:   [8% Senior Notes due 2012]/
                           [Senior Floating Rate Notes Due 2011]

     Reference is hereby made to the Indenture, dated as of September 28, 2005 (the "Indenture"), among GSC Holdings Corp. (the "Company"), GameStop, Inc. ("GameStop" and, together with the Company, the "Issuers") and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note:

          (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
     Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private

                                      C-1

     Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global
     Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes:

                                      C-2

          (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                          ----------------------------------
                                              [Insert Name of Transferor]


                                           By:
                                              ------------------------------
                                              Name:
                                              Title:


                                           Dated:
                                                 ---------------------------

                                                                    EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


GSC Holdings Corp.
GameStop, Inc.
625 Westport Parkway
Grapevine Texas 76051
Attention:  Chief Financial Officer

Citibank, N.A.
388 Greenwich St., 14th Floor
New York, NY  10013
Attention:  [_____         ]
Telephone:  (212) 816-5805
Telecopier No.:  (212) 816-5527

                    Re:   [8% Senior Notes due 2012]/
                          [Senior Floating Rate Notes Due 2011]

     Reference is hereby made to the Indenture, dated as of September 28, 2005 (the "Indenture"), among GSC Holdings Corp. (the "Company"), GameStop, Inc. ("GameStop" and, together with the Company, the "Issuers") and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of a Definitive Note, we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and

                                      D-1

to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.


                                         [Insert Name of Accredited Investor]


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

                                      D-2


                                          Dated:
                                                ---------------------------

                                                                     EXHIBIT E

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE


     For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of September 28, 2005 (the "Indenture"), among GSC HOLDINGS CORP., as issuer (the "Company"), GAMESTOP, INC., as issuer ("GameStop" and, together with the Company, the "Issuers") and CITIBANK, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. This Subsidiary Guarantee is subject to release as and to the extent set forth in Sections 4.17 (b), 8.02, 8.03 and Article 11 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.


                                        [NAME OF SUBSIDIARY
                                         GUARANTORS]



                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                      E-1